Exhibit 99.1

General Cannabis Announces

2019 Third Quarter Results

DENVER, November 8, 2019 – General Cannabis Corp (OTCQX: CANN) (“General Cannabis” or the “Company”), the comprehensive national resource to the regulated cannabis industry, today announced financial results for the quarter ended September 30, 2019.

Financial Highlights

The following table summarizes our results of operations:

	Three months ended September 30,
	2019	2018	Percent
	(Unaudited)		Change
Segment Revenues
Security	$524,525	$689,930	(24)%
Operations	834,334	345,205	142%
Consumer Goods	91,308	45,054	103%
Investments	28,597	16,858	70%
	1,478,764	1,097,047	35%

Total costs and expenses	3,695,352	3,553,909	4%
Operating loss	(2,216,588)	(2,456,862)	(10)%

Other expense	37,734	1,757,340	(98)%
Net loss	$(2,254,322)	$(4,214,202)	(47)%

Loss per share – Basic and diluted	$(0.06)	$(0.12)	(50)%

	Nine months ended September 30,
	2019	2018	Percent
	(Unaudited)		Change
Segment Revenues
Security	$1,596,673	$1,856,188	(14)%
Operations	2,407,077	1,053,506	128%
Consumer Goods	149,975	227,518	(34)%
Investments	71,193	16,858	322%
	4,224,918	3,154,070	34%

Total costs and expenses	12,158,549	11,268,731	8%
Operating loss	(7,933,631)	(8,114,661)	(2)%

Other expense	1,729,188	4,235,225	(59)%
Net loss	$(9,662,819)	$(12,349,886)	(22)%

Loss per share – Basic and diluted	$(0.25)	$(0.35)	(29)%

“We have surpassed $1 million in revenue for the sixth consecutive quarter, with a 34% increase in year-to-date revenue in 2019 compared to 2018,” said Brian Andrews, Chief Financial Officer of General Cannabis.  “During the first nine months of the year, we have increased our focus on securing significant consulting contracts in emerging markets across the country and providing wholesale products to new and existing customers. Both efforts have resulted in significant increases in Operations revenue compared to the prior year. We have been able to grow our revenue, while also managing costs, which has resulted in a net profit for our Operations division in the current year.  Security revenues have continued to be negatively impacted by customers deciding to forego guard services and slower than expected growth in California.  We continue to invest resources into growing our California market while also investigating additional revenue streams within the Security segment, such as camera monitoring design and installation, and product transport.  In response to lower revenues from Chiefton, within our Consumer Goods segment, over the course of the last three months we have eliminated annualized overhead by approximately $400,000 in order to better match our cost structure to estimated potential revenues. We are currently analyzing new potential revenue streams, while nurturing relationships with long-term customers who value Chiefton.” continued Mr. Andrews.

“During the third quarter we opened our new CBD store and e-commerce website, STOA Wellness, which offers a curated collection of quality products designed for high performance athletes. We strive to offer high quality products derived from sustainably sourced plants. We believe this sets us apart and offers our customers a unique experience. We trust these factors will generate growing Consumer Goods revenue through the remainder of the year,” said Michael Feinsod, Chief Executive Officer and Chairman of General Cannabis

Mr. Feinsod continued “This was another quarter of growth for our company. We have been focused on streamlining our operations and evaluating cost savings. Our efforts are proving to pay off with an increase in revenue and a decrease in operating losses compared to the prior year.”

Hunter Garth, Vice President of Business Development stated “In addition to growing our existing lines of business, we are excited to embark on potential acquisitions in the coming months as HB-1090 is implemented. As of today, we have entered into non-binding term sheets for approximately 45,000 square feet of cultivation space, a processing facility and several adult use (recreational) dispensaries. Our operating history and Colorado experience have proven to be strong attractions as we engage with potential Colorado partners. To date, each of the potential transactions has been specifically structured to keep existing management teams in place.  We look forward to closing these transactions and integrating these new teams into our General Cannabis family and believe that upon completion these strategic acquisitions will create synergistic opportunities that will allow us to leverage our skill sets to help our customers succeed.”

Mr. Andrews continued “Our team is highly motivated and focused on both our internal and acquisition based growth. We have a strong corporate team made up of human resources, accounting, reporting and IT, which would allow us to efficiently integrate these potential acquisition targets into the General Cannabis family. We are excited for the future, and believe that our continued efforts in providing quality products and services will continue to set us apart as a leader in this industry.”

Developments in 2019

Security – Our security business, Iron Protection Group (“IPG”), continues to find success expanding into the California market, with a recent shift in focus to the greater Los Angeles area.  We also left the northern California market, as the revenue opportunities did not warrant the cost to operate in that area.  IPG continues to face significant challenges in Colorado, however, such as pricing pressure from unfavorable economic conditions and the availability and cost of guards.  These challenges have resulted in a reduction of revenue and an increase in the cost of revenue.

Operations – Our operations consulting business, Next Big Crop (“NBC”), has found significant success in 2019, including: (a) equipment and product sales continue to rise; (b) increased revenue from licensing application consulting; (c) additional management contracts; and (d) an expansion of our grow facility design and construction business.

Consumer Goods – We made significant changes to our apparel and marketing business, Chiefton, during the quarter ended September 30, 2019.  We reduced recurring annualized overhead by approximately $400,000.  With a revised cost structure, we are pursuing new, lower cost methods to acquire customers, as well as identify sustainable, profitable revenue streams.  STOA, our CBD retail store in Long Island, NY, offering a curated collection of high quality CBD products, opened to customers in July 2019.  STOA revenues have shown steady, moderate growth since opening.

Corporate – We continue to invest in our infrastructure in order to better serve our current customers and position ourselves for expansion through organic growth and acquisition.  Additionally, through expense management strategies, we reduced annualized overhead by approximately $600,000, and have identified $200,000 - $400,000 of additional potential cost savings.  These reductions are partially offset by adding key positions to prepare us for significant growth as we execute our PubCo strategy.

PubCo – We are focused on taking advantage of the ability for public companies to own cultivation, processing and retail cannabis licenses.  In Colorado, we have signed numerous letters of intent with potential targets and expect to begin closing acquisitions in early 2020.

For our most recent SEC filings, visit us at www.generalcann.com.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, operational consulting and products, consumer goods and marketing consulting, and capital investments and real estate.  As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include statements regarding potential future revenue streams, statements regarding the Company’s new CBD store and e-commerce website, STOA Wellness, generating future growth of the Company’s Consumer Goods revenue, statements regarding the improvements made by the Company that will benefit the Company in the future, statements regarding the potential completion of the Company’s proposed acquisitions, statements regarding the potential benefits to the Company of the proposed acquisitions and the Company’s plans with respect to such acquisitions, statements regarding the benefits to customers, shareholders and employees of the Company’s expansion into rapidly evolving markets and focus on providing quality products and services and other statements about the Company’s future performance or financial condition; statements regarding our ability to respond to the changing legislative landscape; statements regarding the Company’s plan to grow revenue; and statements regarding the Company’s focus on investment opportunities and acquisitions.

Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions. General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the possibility that the Company’s proposed transactions will not be consummated, changes in the Company’s share price, the benefits from the potential transactions may not be fully realized or may take longer to realize than expected, and other factors those described from time to time in General Cannabis’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Brian Andrews

CFO, General Cannabis Corp

(303) 759-1300